WILD OATS MARKETS, INC.
1996 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the "Agreement") is made effective as of February 8, 2006 (the "Effective Date"), between Wild Oats Markets, Inc., a Delaware corporation (the "Company"), and ("Grantee").

RECITALS

1. On February 8, 2006, the Board of Directors of the Company authorized the award of incentives relating to the Company's common stock to be issued under the Wild Oats Markets, Inc. 1996 Equity Incentive Plan (the "Plan") to specified Employees.

2. The purposes of the incentives are to reward each designated Employee for past service rendered to the Company and to provide an incentive to continue service with the Company, increase shareholder value, and advance the interests of shareholders.

3. This Agreement sets forth the terms and conditions approved by the Committee applicable to the award and issuance of Restricted Stock to Grantee under the Plan. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings set forth in the Plan.

AGREEMENT

1. Grant of Restricted Stock. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby issues to Grantee a total of _______ shares of the Company's common stock, $0.001 par value (the "Restricted Stock"). The Restricted Stock is issued as of the Effective Date with a Fair Market Value, as determined by the Board on that date, of $14.45 per share.

2. Consideration. The Committee hereby issues this award in consideration of Grantee's performance of past services to the Company, which have contributed to the success of the Company and as an incentive to continue to perform service as an Employee with the Company and its Affiliates.

3. Transferability; Restrictions and Forfeiture. Restricted Stock may not be sold, assigned, transferred by gift or otherwise, pledged, hypothecated, or otherwise disposed of, by operation of law or otherwise, and shall be subject to forfeiture, until Grantee becomes vested in the Restricted Stock in accordance with Section 5. Upon vesting, the restrictions in this Section 3 shall lapse, the Restricted Stock shall no longer be subject to forfeiture, and Grantee may transfer shares of Restricted Stock in accordance with applicable securities laws.

4. Enforcement of Restrictions. To enforce the restrictions set forth in Section 3, shares of Restricted Stock may be held in electronic form or book entry in escrow until the restrictions lapse. In the event the Company determines not to hold the shares in electronic form or book entry, the Restricted Stock may be evidenced in such manner as the Committee shall determine, including, but not limited to, the issuance of share certificates in the name of Grantee. In such case, Grantee hereby appoints the Secretary of the Company, or any other person designated by the Company as escrow agent, as attorney-in-fact to assign and transfer to the Company any shares of Restricted Stock forfeited by the Grantee, and shall, if requested by the Company, deliver and deposit with Grantee's attorney-in-fact any share certificates representing the Restricted Stock, together with a stock assignment duly endorsed in blank. The stock assignment and any share certificates shall be held by Grantee's attorney-in-fact until the restrictions set forth in Section 3 have lapsed with respect to the shares of Restricted Stock, or until this Agreement is no longer in effect.

5. Vesting; Lapse of Restrictions. Except as provided otherwise in this Agreement, the Restricted Stock shall vest only during Grantee's Continuous Status as an Employee of the Company or an Affiliate from the Effective Date through the dates described below, and the restrictions set forth in Section 3 shall lapse in their entirety, as follows:

(a) As of the Effective Date, ______ shares of Restricted Stock (25% of the aggregate number of shares) granted hereunder shall be deemed free of the restrictions set forth in Section 3;

(b) As of February 8, 2007, the restrictions set forth in Section 3 shall lapse as to __________ shares of Restricted Stock (25% of the aggregate number of shares);

(c) As of February 8, 2008, the restrictions set forth in Section 3 shall lapse as to __________ shares of Restricted Stock (25% of the aggregate number of shares); and

(d) As of February 8, 2009, the restrictions set forth in Section 3 shall lapse on all remaining shares of Restricted Stock.

(e) All Restricted Stock shall vest upon the death or Disability (as that term is defined in Section 22(e) of the Internal Revenue Code) of the Grantee.

6. Change of Control; Full Vesting.

(a) All shares of Restricted Stock issued under this Grant will vest upon a Change-in-Control as defined in paragraph 6(b), below

(b) A "Change in Control" shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

(i) any person who is or who becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person or any securities acquired directly from the Company or its affiliates) representing 31% or more of the combined voting power of the Company's then outstanding securities, excluding any person who becomes a beneficial owner in connection with a non-control merger (as defined in paragraph (iii) below); or

(ii) the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on the date hereof, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or;

(iii) A merger or consolidation of the Company or any direct or indirect subsidiary of the Company is consummated with any other corporation, other than a merger or consolidation (a non-control merger") immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of Directors of the Company, the entity surviving such merger or consolidation or any parent thereof; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement is consummated for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.
Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

7. Adjustments Upon Changes in Stock; Sale or Merger.

(a) Adjustments Upon Changes in Stock. If any change is made in the stock subject to this Agreement, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, stock split and other changes described in Section 12(a) of the Plan), the class, number of shares and price per share relating to this Agreement and the Plan, shall be adjusted by the Board or the Committee in accordance with Section 12(a) of the Plan. The determination made by the Board or the Committee shall be final, binding and conclusive.

(b) Sale or Merger. In the event of (a) a dissolution, liquidation or sale of substantially all of the assets of the Company; (b) a merger or consolidation in which the Company is not the surviving corporation; or (c) a reverse merger (as described in Section 12(b) of the Plan), the shares of Restricted Stock shall be converted, substituted, or assumed as provided in Section 12(b) of the Plan. In the event any surviving corporation and its affiliates refuse to assume or continue the Restricted Stock award, and at the time of the consummation of such transaction, Grantee has Continuous Status as an Employee with the Company and its Affiliates, the Board or the Committee shall determine, in their sole discretion, whether all restrictions and limitations shall lapse.

8. Legends; Additional Requirements. Grantee hereby acknowledges that the Company may place legends on stock certificates issued pursuant to this Agreement as such counsel to the Company deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock. In connection therewith and prior to the issuance of shares, Grantee may be required to deliver to the Company such other documents and representations as may be reasonably necessary to ensure compliance with securities laws

9. Rights of a Stockholder. Subject to the restrictions imposed by Section 3 and the terms of any other relevant sections hereof, Grantee shall have all of the voting, dividend, liquidation and other rights of a stockholder with respect to the Restricted Stock.

10. Tax Withholding Obligations. The Company's obligation to deliver shares of Common Stock to Grantee upon the vesting of such shares shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements. Other than for those shares Vested on the Effective Date, if Grantee has not otherwise satisfied his or her tax withholding obligation related to the vested shares by 5:00 p.m. Mountain Standard Time on the date the shares become vested, the Company shall withhold from the vested shares that would have been delivered a number of vested shares necessary to satisfy Grantee's withholding obligation.

Grantee, subject to approval of the Company, may satisfy any federal, state or local tax withholding obligation by any of the following means or by a combination of such means:

(a) Tendering a cash payment;

(b) Authorizing the Company to withhold shares from the shares of Common Stock otherwise issuable hereunder; or

(c) With prior consent of the Company, by delivering to the Company owned and unencumbered shares of the Common Stock of the Company.

To satisfy the tender of a cash payment, Grantee may authorize the Company to withhold the amount due from Grantee's pay during pay periods immediately preceding the date of vesting. If vested shares are withheld to satisfy the tax withholding obligation, the number of shares withheld will be determined as the number of shares having an aggregate Fair Market Value equal to the minimum amount required to be withheld or such lesser amount as may be elected by Grantee. The Company may limit the number of shares withheld or delivered to the Company to satisfy Grantee's tax withholding obligation, if necessary, to avoid any adverse accounting treatment for the Company.

All elections shall be subject to the approval or disapproval by the Company. The value of shares withheld or transferred shall be based on the Fair Market Value of the stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any election to have shares withheld or transferred for this purpose will be subject to the following restrictions:

(i) All elections must be made prior to the Tax Date.

(ii) All elections shall be irrevocable.

(iii) If Grantee is an officer or director of the Company within the meaning of Section 16 of the Exchange Act, Grantee must satisfy the requirements of Section 16 and any applicable rules thereunder with respect to the use of stock to satisfy tax withholding obligations.

11. Tax Consequences. Set forth below is a brief summary as of the date of grant of certain United States federal income tax consequences of the award of the Restricted Stock. This summary does not address employment, specific state, local or foreign tax consequences that may be applicable to Grantee. Grantee understands that this is only a summary, it is not complete, and the tax laws and regulations are subject to change.
By signing this Agreement, Grantee represents that he or she has consulted with his or her own personal tax advisor, or determined that consultation is not necessary, and has not relied on any statements or representations of the Company or any of its agents regarding tax advice. Grantee understands and agrees that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

12. Notices. Any notice required or permitted to be given under this Agreement or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to Grantee, five (5) days after deposit in the United States mail, postage prepaid, addressed to Grantee at the address currently on file with the Company or at such other address as Grantee hereafter designates by written notice to the Company.

13. Amendment. The Board may amend the Plan in accordance with Section 13 of the Plan. The Board may also amend the terms of this Agreement; provided, however, that the rights and obligations of Grantee hereunder shall not be impaired by any such amendment unless (a) the Company requests consent of Grantee and

(b) Grantee consents in writing.

14. Relationship to Plan. This Agreement shall not alter the terms of the Plan. If there is a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control. Capitalized terms used in this Agreement but not defined herein shall have the meanings set forth in the Plan.

15. Construction; Severability. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

16. Waiver. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Committee appointed under the Plan, but only to the extent permitted under the Plan.

17. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and Grantee and their respective heirs, executors, administrators, legal representatives, successors and assigns.

18. Rights to Employment. Nothing contained in this Agreement or the Plan shall be construed as giving Grantee any right to continue employment or other service with the Company or its Affiliates or shall affect the right of the Company or an Affiliate to terminate the employment of Grantee with or without notice and with or without cause.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to the choice of law principles thereof.

20. Entire Agreement. Grantee acknowledges that as of the date he or she signs this Agreement, it sets forth the entire understanding between Grantee and the Company and its Affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates set forth below to be effective as of the Effective Date.

WILD OATS MARKETS, INC.
Company

By:  __________________
           [Name, Title]

Date:  ________________

ACKNOWLEDGMENT AND AGREEMENT

By signature below, I acknowledge receipt of the Restricted Stock granted hereunder and I understand that the grant is subject to the terms and conditions set forth in this Agreement and additional terms and conditions that may be imposed under the terms of the Plan. I hereby accept the Restricted Stock awarded hereunder, subject to the terms and conditions set forth herein. I acknowledge that I have received a copy of the Plan and the Prospectus for the Plan. I further acknowledge that this award sets forth the entire understanding between me and the Company and its Affiliates regarding acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject.

[NAME]
Grantee

By:  ____________________

Date:  __________________

Address:  ___________________________